SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): January 30, 2008
___________________________
CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey 08543
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (609) 683-5900
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On January 30, 2008, the Board of Directors of the Company (the “Board”), acting upon the recommendation of the Governance and Nominating Committee, voted to elect Arthur B. Winkleblack and Robert K. Shearer to join the Board as Directors.  Also on January 30, 2008, the Board appointed Messrs. Winkleblack and Shearer to serve on the Board’s Audit Committee.

Since January 2002, Mr. Winkleblack has been Executive Vice President and Chief Financial Officer of H. J. Heinz, a global packaged food manufacturer.  From 1999 to 2001, Mr. Winkleblack was Acting Chief Operating Officer-Perform.com and Chief Executive Officer- Freeride.com at Indigo Capital.  Prior to working at Indigo Capital, Mr. Winkleblack held senior finance positions at the C. Dean Metropoulos Group, Six Flags Entertainment and Commercial Avionics Systems.

Mr. Shearer has been with VF Corporation, a global lifestyle apparel company, since 1986, where he has held the positions of Senior Vice President and Chief Financial Officer since May 2005, and Vice President-Finance and Chief Financial Officer from July 1998 to May 2005.  Earlier in his career, Mr. Shearer held a senior audit position with Ernst & Young.

ITEM 9.01. Financial Statements and Exhibits.

(d) The Company is furnishing as Exhibit 99.1 the press release issued on February 4, 2008 in connection with the events described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	February 4, 2008	By:	/s/ James R. Craigie
		Name:	James R. Craigie
		Title:	Chairman and Chief Executive Officer